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                                                              EX-99.B(d)(2)(vii)


                                   APPENDIX A

                        Specialized Health Sciences Fund
                           Specialized Technology Fund


Approved by Board of Trustees: May 8, 2001.

Most Recent Annual Approval Date:  August 5, 2003.


        The foregoing fee schedule shall remain in effect until changed in writing by the parties.

                                        WELLS FARGO FUNDS MANAGEMENT, LLC


                                        By:          /s/ Andrew Owen
                                           -----------------------------------
                                                       Andrew Owen
                                                  Senior Vice President


                                        DRESDNER RCM GLOBAL INVESTORS LLC


                                        By:        /s/ Dawn M. Vroegop
                                           -----------------------------------
                                                     Dawn M. Vroegop
                                                    Managing Director